AGREEMENT AND PLAN OF MERGER




                                  BY AND AMONG




                         NEW VISUAL ENTERTAINMENT, INC.,

                       ASTOUNDING ACQUISITION CORPORATION

                                       AND

                                 ALLAN BLEVINS,
                              MICHAEL SHEPPERD, AND
                           NEW WHEEL TECHNOLOGY, INC.













                          DATED AS OF FEBRUARY 14, 2000



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                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of the 14th day of February, 2000, by and among (1) New Visual Entertainment, Inc., a Utah corporation ("Parent"), (2) New Wheel Technology, Inc., a California corporation (the "Company"), (3) Astounding Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub") and (4) Allan Blevins ("Blevins") and Michael Shepperd ("Shepperd") (collectively the "Shareholders" and individually a "Shareholder").

                                   WITNESSETH:

         WHEREAS, the Shareholders own all of the issued and outstanding shares of capital stock of the Company (the "Shares"); and

         WHEREAS, Parent, Merger Sub, the Company and the Shareholders deem it advisable and in their respective best interests to effect the merger of the Company with and into Merger Sub and the plan of reorganization described below, all on the terms and subject to the conditions set forth herein; and

         WHEREAS, Parent, Merger Sub, the Company and the Shareholders intend that this Agreement be approved and adopted by all relevant parties as a plan of reorganization within the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1. DEFINITIONS. Unless otherwise stated in this Agreement, the following terms shall have the following meanings:

         "ADDITIONAL SHARES": As defined in Section 2.4(b) hereof.

         "AFFILIATE": Any Person that, directly or indirectly, controls, or is controlled by, or under common control with, another Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

         "ARBITRATOR": As defined in Section 7.7 hereof.

         "BLEVINS": As defined in the Introduction hereto.

         "BUDGET": As defined in Section 5.14 hereof.

         "BUDGET DEFAULT DATE": As defined in Section 2.4(b) hereof.


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         "CLOSING":  As defined in Section 6.1 hereof.

         "CLOSING DATE":  As defined in Section 6.1 hereof.

         "CODE":  The Internal Revenue Code of 1986, as amended.

         "COMMON STOCK": As defined in Section 2.4(b) hereof.

         "COMPANY": As defined in the Introduction hereto.

         "CORPORATE LAWS": As defined in Section 2.1 hereof.

         "DAMAGES":  As defined in Section 7.2 hereof.

         "DEBT":  All obligations for borrowed money.

         "DISCLOSURE SCHEDULE": The package of disclosure schedules to this Agreement delivered by the Company to Parent contemporaneously herewith (or as amended pursuant hereto) and incorporated by reference to the Section of this Agreement to which each such schedule relates.

         "DISPOSITION": As defined in Section 2.6(b) hereof.

         "EFFECTIVE DATE": The date of this Agreement as set forth above.

         "EMPLOYMENT AGREEMENTS": Those certain Employment Agreements between Parent and each of Allan Blevins and Michael Shepperd, respectively, substantially in the form of EXHIBIT A attached hereto.

         "ENVIRONMENTAL LAWS": Includes the Comprehensive Environmental Response Compensation and Liability Act, the Clean Air Act, the Clean Water Act and any other applicable federal, state, local or foreign environmental, health or safety law, rule or regulation relating to or imposing liability or standards concerning or in connection with hazardous, toxic or dangerous waste, substance, materials, smoke, gas or particulate matter.

         "ERISA":  Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGENT": Olde Monmouth Stock Transfer, the escrow agent under the Escrow Agreement.

         "ESCROW AGREEMENT": That certain Escrow Agreement by and between the Shareholders and Parent substantially in the form of EXHIBIT B attached hereto.

         "GOVERNMENTAL BODY": Any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality, domestic or foreign.

         "GROSS PROFITS": For any Person, gross revenues less cost of goods sold, overhead and other reasonable expenses.


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         "HAZARDOUS MATERIALS": Means waste, substance, materials, smoke, gas or particulate matter designated as hazardous, toxic or dangerous under any Environmental Law.

         "INDEMNIFICATION NOTICE":  As defined in Section 7.4 hereof.

         "INDEMNITOR":  As defined in Section 7.4 hereof.

         "INDEPENDENT EVALUATOR": As defined in Section 2.5 hereof.

         "INFORMATION":  As defined in Section 5.3 hereof.

         "INITIAL FUNDS": $750,000 of the Budget, to be allocated and spent by Parent or an Affiliate of Parent for the purpose of developing the Technology.

         "INITIAL FUNDING PERIOD": That period beginning on the Effective Date and ending on the first to occur of a) that certain date seven (7) months from the Effective Date; or b) the exhaustion of the Initial Funds as set forth in the Budget.

         "INITIAL SHARES": As defined in Section 2.4(b) hereof.

         "LEGAL REQUIREMENT": Any law, rule, regulation, order or ordinance of any Governmental Body as now or hereinafter in effect.

         "LIABILITY": Any liability or obligation whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or become due.

         "LIEN": All mortgages, deeds of trust, claims, liens, security interests, pledges, leases, conditional sale contracts, rights of first refusal, options, charges, liabilities, obligations, agreements, easements, rights-of-way, powers of attorney, limitations, reservations, restrictions and other encumbrances of any kind.

         "MATERIAL ADVERSE EFFECT": With respect to any Person, any change (individually or in the aggregate) in the general affairs, management, business, goodwill, results of operations, condition (financial or otherwise), assets, liabilities or prospects (whether or not the result thereof would be covered by insurance) of such Person that will or can reasonably be expected to result in a cost, expense, charge, liability, loss of revenue or diminution in value equal to or greater than $10,000.

         "MERGER": As defined in Section 2.1 hereof.

         "MERGER CONSIDERATION": As defined in Section 2.4(b) hereof.

         "MERGER SUB": As defined in the Introduction hereto.

         "MILESTONE":  As defined in Section 2.5 hereof.

         "MILESTONE DATE": As defined in Section 2.3(b) hereof.


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         "OPERATIVE DOCUMENTS": This Agreement, the Employment Agreements, the
Escrow Agreement and all other agreements, instruments, documents, schedules and certificates executed and delivered by or on behalf of the Company, the Shareholders, Merger Sub or Parent pursuant to this Agreement.

         "ORDER": Any order, writ, injunction, decree, judgment, award or determination of any Governmental Body.

         "PARENT": As defined in the Introduction hereto.

         "PARENT INDEMNITEES":  As defined in Section 7.2(a) hereof.

         "PERIOD": As defined in Section 2.6 hereof.

         "PERMITS": All permits, authorizations, certificates, approvals, registrations, variances, exemptions, rights-of-way, franchises, privileges, immunities, grants, ordinances, licenses and other rights of every kind and character (a) under any (1) federal, state, local or foreign statute, ordinance or regulation, (2) Order or (3) contract with any Governmental Body or (b) granted by any Governmental Body.

         "PERSON": An individual, partnership, joint venture, corporation, company, limited liability company, bank, trust, unincorporated organization, Governmental Body or other entity or group.

         "PROCEEDING": Any action, order, claim, suit, proceeding, litigation, investigation, inquiry, review or notice.

         "PROOF OF CONCEPT": As defined in Section 2.5 hereof.

         "PROPRIETARY RIGHTS":  As defined in Section 3.11 hereof.

         "SHAREHOLDER" AND "SHAREHOLDERS": As defined in the Introduction hereto.

         "SHAREHOLDER INDEMNITEES": As defined in Section 7.5 hereof.

         "SHARES": As defined in the Introduction hereto.

         "SHEPPERD": As defined in the Introduction hereto.

         "SUBSIDIARY" or "SUBSIDIARIES" with respect to any corporation shall mean any other corporation of which at least a majority of the securities having by their terms ordinary voting power to elect a majority of the Board of Directors of such other corporation is at the time directly or indirectly owned or controlled by such first corporation, or by such first corporation and one or more of its Subsidiaries.

         "SURVIVING CORPORATION": As defined in Section 2.1 hereof.

         "TAXES": Any federal, state, local or foreign income, sales, use, excise, real or personal property or other taxes, assessments, fees, levies, imposts, duties, deductions or other charges of any nature whatsoever (including, without limitation, interest and penalties) imposed by any law, rule or regulation.


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         "TAX OBLIGATIONS": Any Taxes which are attributable or related to the
Assets for any periods ending on or before the Closing Date or which may be applicable because of the Transactions.

         "TAX REPORTS":  As defined in Section 3.10 hereof.

         "TECHNOLOGY": As defined in EXHIBIT D attached hereto.

         "TERMINATION DATE": As defined in Section 2.4(b) hereof.

         "THIRD PARTY CONSENTS":  As defined in Section 5.4 hereof.

         "THREATENED": Any matter or thing will be deemed to have been Threatened when used herein with respect to any party if that party (or anyone in such party's organization) has received notice, in writing or otherwise, from the Person to whom the threat is attributable, or such Person's agents, which makes reference to and identifies the matter or thing being threatened.

         "TRANSACTION" OR "TRANSACTIONS": The consummation of the Merger and the performance of the other covenants and transactions described in this Agreement.

         "TRANSACTION EXPENSES": The expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Transactions, including all fees and expenses of counsel and representatives.

         Other terms shall have the meanings ascribed to elsewhere herein.

2.       THE MERGER

         2.1 THE MERGER. At the Effective Time, as defined in SECTION 6.1 hereof, upon the terms and subject to the conditions set forth herein, and in accordance with the corporate laws of the states of incorporation of Merger Sub and the Company (the "Corporate Laws,") the Company shall be merged with and into Merger Sub, the separate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation (the "Merger"). Merger Sub after the Merger is sometimes hereafter referred to as the "Surviving Corporation."

         2.2 EFFECT OF THE MERGER. At the Effective Time, the Surviving Corporation shall continue its corporate existence under the Laws of its state of incorporation and shall succeed to all rights, privileges, immunities, franchises and powers including, without limitation, all rights of the Company and/or the Shareholders to the Technology, and be subject to all duties, liabilities, debts and obligations, of the Company in accordance with the provisions of the Corporate Laws.

         2.3      THE SURVIVING CORPORATION

                  (a) CERTIFICATE. The Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law and such Certificate of Incorporation.


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                  (b) BYLAWS. The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law, the articles of incorporation of such Surviving Corporation and such bylaws.

                  (c) BOARD OF DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial board of directors of the Surviving Corporation, each of such persons to serve until his or her successor is duly elected and qualified.

                  (d) OFFICERS. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each of such officers to serve until his or her successor is duly qualified.

         2.4 MERGER CONSIDERATION; CONVERSION

                  (a) COMPANY SHARES.

                           (1) At the Effective Time, by virtue of the Merger,
                  and without any action on the part of the Shareholders, all of the Shares issued and outstanding immediately prior to the Effective Date shall be canceled, retired and converted into and become the right to receive the Merger Consideration described in this Section 2.4.

                           (2) At the Closing, as defined in Section 6.1, the
                  Shareholders shall surrender the certificates representing the Shares, accompanied by blank stock powers and all necessary transfer taxes and other revenue stamps, to Merger Sub, and Merger Sub shall deliver the Merger Consideration to the Shareholders. The Shares immediately prior to the Effective Time shall thereafter not evidence any interest in the Company but, until surrendered as provided for in paragraph (a) of this Section, subject to the provisions of paragraph (b) of this Section, shall evidence ownership of the number of shares of Common Stock into which the shares of the Company theretofore represented thereby shall have been converted in the Merger.

                           (3) After the Effective Time, each former holder of
                  Shares of which have been converted into shares of Common Stock in the Merger, upon surrender in proper form to the Parent for cancellation of the certificate or certificates that prior to the Effective Time represented such holder's Shares, shall be entitled to receive one or more certificates representing the shares of Common Stock into which the Shares previously represented by the surrendered certificate or certificates shall have been so converted. No fractional shares of Common Stock shall be issued.


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                           (4) After the Effective Time, no former holder of
                  Shares shall be entitled to receive any dividend or other distribution payable to holders of shares of Common Stock until such holder surrenders to the Parent, as provided in paragraph (b) of this Section, the certificate or certificates which prior to the Effective Time represented such holder's Shares; provided, however, that upon surrender of such certificate or certificates, there shall be paid to the holder of record of each certificate representing Common Stock issued upon such surrender the amount of dividends or other distributions (without interest) which theretofore have become payable and have not been paid with respect to the number of shares of Common Stock represented by that certificate.

                           (5) Each share of common stock of Merger Sub issued
                  and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, Parent, Merger Sub or the Company be converted into and become one fully paid and nonassessable share of common stock of the Surviving Company.

                  (b) MERGER CONSIDERATION. The "Merger Consideration" shall consist of:

                           (1) an aggregate of 2,000,000 fully paid and
                  non-assessable restricted shares of common stock (the "Common Stock"), par value $.001 per share, of Parent (the "Initial Shares"); and

                           (2) an aggregate of 10,000,000 fully paid and
                  non-assessable shares of Common Stock of Parent (the "Additional Shares"); PROVIDED, HOWEVER, that the Additional Shares shall be issued to and held in escrow by the Escrow Agent pursuant to the terms and conditions set forth in the Escrow Agreement until the first to occur of the following:

                                    (a) the occurrence of the Milestone on a
                           date (the "Milestone Date") prior to the Termination Date (as defined below); or

                                    (b) that certain date upon which Parent
                           fails to provide the Initial Funds as set forth in the Budget during the Initial Funding Period (the "Budget Default Date"); or

                                    (c) that certain date (the "Termination
                           Date") which is the first to occur of (i) that certain date seven (7) months from the Effective Date, or (ii) that certain date upon which the Initial Funds have been spent.

                  If either the Milestone Date or the Budget Date is the first of these dates to occur, the Escrow Agent shall immediately release the Additional Shares to the Shareholders. If, however, the Termination Date is the first of these dates to occur, the Escrow Agent shall immediately release the Additional Shares to Parent to be held as treasury shares of Parent subject to immediate cancellation.


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2.5      MILESTONE.

         The term "Milestone" means the Proof of Concept for that certain metallic high-speed transmission technology at the initial performance speed of 51 Mbps on two wires of 26-gauge copper for a distance of 8,500 feet, as verified by the Independent Evaluator. As used herein, "Proof of Concept" means the ability to demonstrate to the Independent Evaluator that signals have been transmitted and received in sufficient detail that signals are being transferred at 51 Mbps on two 26-gauge copper wires for a distance of 8,500 feet. As used herein, "Independent Evaluator" means an engineer and/or engineering consulting organization trained in the art of transmission and/or data communications, to be mutually agreed upon by Parent and the Shareholders within thirty (30) days of the Effective Date. The Independent Evaluator shall not be associated with any of Parent, Merger Sub, the Company or the Shareholders or any of their Subsidiaries or Affiliates.

2.6      RATCHET CLAUSE.

                  (a) If, during that period (the "Period") commencing with the Milestone Date and ending on that certain date ten (10) years from the Milestone Date, Parent or any of its Affiliates or subsidiaries generates or receives aggregate gross revenues exceeding $1,000,000,000 deriving directly from the license or sale of products utilizing the Technology, Parent (or, as applicable, such subsidiary) hereby agrees to pay compensation in cash to the Shareholders, in the aggregate, equal to 10% of Gross Profits as soon as practicable after the license or sale of such products;

                  (b) If, during the Period, Parent or any of its Affiliates or subsidiaries commences any (i) asset sale, or (ii) stock sale, merger or consolidation in which a change of control occurs in Parent or such subsidiary(each a "Disposition") in which the Technology constitutes at least a material part (at least 15% or more) of the consideration for such Disposition, Parent (or, as applicable, such subsidiary) hereby agrees to pay compensation to the Shareholders, in the aggregate, equal to 10% of the consideration received by Parent or such Subsidiary from each such Disposition, with such compensation to be in the same form as the consideration for such Disposition;

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

         The Company, Blevins and Shepperd hereby represent and warrant to Parent and Merger Sub that the following are true and correct as of the date of this Agreement and will be true and correct (without limitation) through the Closing Date, regardless of what investigations, if any, Parent or Merger Sub shall have made prior hereto or prior to the Closing:

3.1 ORGANIZATION; QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation and is in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on the Company.


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3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company and the Shareholders have full power and authority (corporate and otherwise) to execute, deliver and perform this Agreement (including, without limitation, execution, delivery and performance of the Operative Documents to which any is a party) and to consummate the Transactions. The execution and delivery by the Company of this Agreement, and the consummation of the Transactions, have been duly and validly authorized by the Board of Directors of the Company and the Shareholders and no other corporate proceedings on the part of the Company are necessary with respect thereto. This Agreement has been duly and validly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company will take all corporate action that is necessary for the Company to complete the Transactions to be completed by the Company pursuant to this Agreement.

3.3 CONSENTS AND APPROVALS; PERMITS. Except as set forth in or otherwise required by this Agreement or the Operative Documents, the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions by it does not (a) require the consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any Governmental Body or any other Person, or (b) impose any other term, condition or restriction on Merger Sub or the Surviving Corporation pursuant to any business combination or takeover law. The Company possesses all franchises, certificates, licenses, permits and other authorizations from Governmental Bodies and self-regulatory organizations, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its properties and assets and the conduct of its business, and the Company is not in violation of any thereof in any material respect.

3.4      CAPACITY; NO VIOLATIONS.

         The execution, delivery and performance of this Agreement by the Company and the Shareholders , the consummation by the Company of the Transactions and compliance by the Company with any of the provisions hereof does not and will not (a) conflict with or result in any breach or violation of any provision of the Articles of Incorporation or Bylaws of the Company except as described on SCHEDULE 3.4, (b) result in a default, or give rise to any right of termination, cancellation or acceleration or loss of any material benefit or require the consent, approval, waiver or other action of any Person under the provisions of any note, bond, mortgage, indenture, license, trust, agreement, lease or other instrument or obligation to which either the Company or any Shareholder is a party or may be bound, (c) result in the creation or imposition of any Lien on any of the Technology, (d) violate any Order, statute, rule or regulation applicable to the Company or (e) violate any territorial restriction on the business of the Company or any noncompetition or similar arrangement to which either the Company or any Shareholder is a party or may be bound. This Agreement and the Operative Documents to which either the Company or any Shareholder is a party have been duly and validly executed and delivered by such party and constitute the valid and legally binding obligations thereof.


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3.5      OWNERSHIP OF SHARES; SUBSIDIARIES.

         The Company has a total authorized share capital as set forth in
SECTION 3.5 of the Disclosure Schedule; all of the issued and outstanding Shares are owned of record and beneficially by the Shareholders as set forth therein. All of the Shares are duly authorized, validly issued, fully paid and nonassessable and were authorized, offered, issued and sold in accordance with all applicable securities and other Corporate Laws and all rights of the Shareholders and other Persons. The articles of incorporation of the Company do not provide for preemptive rights in favor of any person. There are no outstanding securities convertible into the share capital or rights to subscribe for or to purchase, or any options for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any actions relating to, the share capital of the Company. There are no voting trusts, proxies or other agreements or understanding with respect to the voting of the share capital of the Company. The Company is not subject to any obligation to repurchase or otherwise acquire or retire any of its share capital, and the Company has no liability for dividends declared or accrued, but unpaid, with respect to its share capital. The Company has not purchased or redeemed any of its share capital.

         The Company does not own and has no interest, direct or indirect, or any commitment to purchase or otherwise acquire, any share capital or other equity interest, direct or indirect, in any other Person, except as set forth in
SECTION 3.5 of the Disclosure Memorandum. All such interests so set forth are owned of record and beneficially by the Company and are duly authorized, validly issued, fully paid and nonassessable, and were authorized, offered, issued and sold in accordance with all applicable securities and other Corporate Laws.

         The Shareholders are the owners of the Shares, and the Company is the owner of all investments required to be disclosed hereunder, free and clear of any and all Liens of any kind whatsoever. There are no outstanding contracts, demands, commitments or other agreements or arrangements under which Shareholders or the Company are or may become obligated to sell, transfer or assign any of the Shares or such investments.

3.6      TITLE TO AND CONDITION OF TECHNOLOGY.

                  (a) Except as specifically set forth in SCHEDULE 3.6 of the Disclosure Schedule, the Company has and will transfer good and marketable title (in fee simple) to all of the Technology and such Technology is free and clear of all Liens, none of which Liens impair the current use or diminish the value of the Technology to any material extent. The Company has not sold, transferred, leased, distributed or otherwise disposed of any of the Technology, or agreed to do so except for the disposition of immaterial assets in the ordinary course of business or which in the reasonable judgment of management are not necessary or advisable to the efficient use of the Technology. Upon consummation of the Transactions, Merger Sub will own the Technology free and clear of all Liens. Without limiting the generality of the foregoing, neither the Shareholders nor any other of the Company's Affiliates will have any right, title or interest in or to the Technology after the Closing.

                  (b)      The Company has no Liability.


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3.7 NO REAL PROPERTY. The Company neither owns nor leases any real property or has any interest therein.


3.8 INVESTIGATION OR LITIGATION; COMPLIANCE WITH LAWS. Except as set forth on
SCHEDULE 3.8 of the Disclosure Schedule, there is no material Proceeding pending or Threatened against, relating to or affecting the Company. The Company is not subject to any currently existing Proceeding by any Governmental Body. There is no basis for the assertion of any Proceeding by any Governmental Body or any Person regarding any violation of the Environmental Laws, federal or state securities laws or any other Legal Requirement which, if determined adversely to the Company, could have a Material Adverse Effect on the Company. The Company has complied with all applicable Legal Requirements (including with respect to its business, assets, business practices, products and services).

3.9 ABSENCE OF CHANGES. The Company has not (a) suffered or permitted to have occurred any event which had or could have had a Material Adverse Effect on the Company; (b) incurred any Lien, obligation or liability on the Technology, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with prior practice, none of which Liens or liabilities, in any case or in the aggregate could have a Material Adverse Effect on the Company; (c) sold, transferred, leased to others or otherwise disposed of any of the Technology, except for inventory sold in the ordinary course of business, or canceled or compromised any Debt or claim, or waived or released any right of substantial value; (d) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had or could have had a Material Adverse Effect on the Company; or (e) taken any action or admitted to take any action that would result in the occurrence of any of the foregoing.

3.10 TAXES. All Taxes that are due and payable by the Company, other than those presently payable without penalty or interest, have been timely paid, and the Company has timely filed (and, through the Closing Date, will timely file) all Tax reports and returns (collectively, "Tax Reports") required by law to be filed by it. All such Tax Reports are true, complete and correct in all respects with regard to the Company for the periods covered thereby. The Company is not delinquent in the payment of any Tax which relate to the Technology. There is no Tax deficiency asserted against the Company, and there is no unpaid assessment, proposal for additional Taxes, deficiency or delinquency in the payment of any of the Taxes of the Company or any violation of any Tax law that could be asserted by any taxing authority. There are no Liens with respect to Taxes upon the Technology or any other properties or assets of the Company, nor has notice been given of any event which could lead to any such Lien which relate to the Technology. Consummation of the Transactions will not result in any Tax Obligations on the Technology.


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AGREEMENT AND PLAN OF MERGER-Page 11
New Visual Entertainment, Inc./New Wheel Technology, Inc.

3.11 PROPRIETARY RIGHTS. Prior to the Closing Date and without payment of any license fee, royalty or similar charge, the Company owns the right to use all technology, proprietary information, know-how, ideas (patented or unpatented), data, licenses, customer lists, processes, formulas, trade secrets, telephone numbers, designs, inventions, trademarks, trademark registrations and applications therefor, registered and common law copyrights, and registered copyright applications, trade names (whether or not registered or registrable), service marks, service mark registrations and applications therefor (collectively, the "Proprietary Rights") necessary to the ownership and development of the Technology. Set forth on SCHEDULE 3.11 is a complete and accurate list of all Proprietary Rights. Except as reflected on SCHEDULE 3.11, no consent or approval of any third party will be required for the use of the Proprietary Rights by Parent after the consummation of the Transactions contemplated hereby and the Transactions hereunder will not result in any breach of any agreement relating to any Proprietary Rights. The Proprietary Rights owned by the Company are owned free and clear of all Liens. To the best of Shareholder's knowledge, Parent's use of the Proprietary Rights will not, and the previous ownership by the Company and/or the Shareholders of the Technology did not, infringe on or violate the rights of any other Person. There is no confidential information, trade secret, proprietary process or know-how material to the use of the Technology which is used under license from others or in which the Company has granted any rights to others. No Proceedings have been instituted, are pending or are, to the knowledge of the Company, threatened which challenge or oppose the rights of the Company with respect to any of the Proprietary Rights. The Company has received no notice or inquiry from any Person of any alleged infringement by either of them of any intellectual property right. Also set forth on SCHEDULE 3.11 is a true and correct list of all confidentiality agreements and all other contracts, royalty agreements, licenses or other understandings or arrangements entered into relating to the Proprietary Rights and all such contracts are in full force and effect.

3.12 NO BROKERS. Neither the Company nor the Shareholders have employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Transactions.

3.13 INSURANCE. All the insurance policies maintained by the Company are listed on SCHEDULE 3.13 of the Disclosure Schedule and are in full force and effect, all insurance premiums have been timely paid to date, and no such policy will be canceled prior to Closing. Such insurance policies provide adequate coverage, less deductibles, against the risks involved in the operation of the Technology.

3.14 PRODUCT AND SERVICE WARRANTIES. There exists no pending or Threatened claim against the Company on account of product or service warranties or with respect to the manufacture, sale or lease of products or performance of services, and there is no basis for any such claim on account of products heretofore manufactured, sold or leased or services performed.

3.15 CONTRACTS; ORAL COMMITMENTS; DEFAULTS. SCHEDULE 3.15 of the Disclosure Schedule sets forth a true and correct list of all contracts of the Company (or summaries of all oral commitments) that are material to the Company or that involve the payment or receipt of more than $10,000 during the remaining term thereof. There exists no breach or default under any of such contracts. Except as separately identified on SCHEDULE 3.15 of the Disclosure Schedule, no approval or consent of any Person is needed in order that the contracts listed on SCHEDULE 3.15 continue in full force and effect immediately following the consummation of the Transactions.


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

3.16 INVESTMENTS IN COMPETITORS. Except as set forth in SCHEDULE 3.16, no Affiliate of the Company (including, without limitation, the current officers and directors of the Company) owns directly or indirectly any interest or has any investment in any Person that is a competitor or potential competitor of, or which otherwise directly or indirectly does business with, the Company.

3.17 ENVIRONMENTAL COMPLIANCE. No Hazardous Materials exist in any structure located on, or exist on or under the surface of, any real property, including the Real Property, owned, leased or otherwise used by the Company, the Shareholders, any predecessor to the Company or any Affiliate of the Company or the Shareholders, in its business (collectively, "Company Properties"). The Company has never been in violation of any Environmental Law. The Company has utilized, handled, stored, delivered for disposal, disposed of and transported all wastes, whether Hazardous Materials or not, in full compliance with all Legal Requirements, including requirements of Environmental Law so as not to contaminate any of the Company Properties or any other properties and so as not to give rise to any reporting, remediation or clean-up obligation under any Legal Requirement. The Company has never received notice of any past, present or future events, conditions, facts or circumstances that may cause the owner of the Technology to be in violation of any Environmental Law. There are no, and there never have been, any underground storage tanks, pits, sumps or impoundments (as defined under Environmental Laws) located on or under the Company Properties.

3.18 EMPLOYEE MATTERS. No employee, agent, consultant or independent contractor performs services on a regular basis for the Company. The Company is not a party to any agreement of any kind which deals with wages, conditions of employment, benefits or other matters affecting the employer/employee relationship with any union, labor organization or employee group. There are no controversies pending, or threatened between the Company and any union, labor organization or employee group representing, or seeking to represent, any of its employees, and there has been no attempt by any union, labor organization or employee group to organize any of the Company's employees at any time in the past five years. The Company has substantially complied with all applicable laws relating to wages, hours, health and safety, payment of social security withholding and other taxes, maintenance of workers' compensation insurance, labor and employment relations and employment discrimination. The Company is not obligated to provide, directly or indirectly, any benefits for employees, including pension, bonus, medical, insurance, profit sharing or any other employee benefits, under any practice, commitment, arrangement, agreement or Law. Except as set forth in the Disclosure Memorandum, the Company does not, and has never, sponsored, maintained or contributed to any employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company is not required to contribute, and has never been required to contribute, to any multi-employer plan within the meaning of Section 3(37)(A) of ERISA. The Company does not sponsor or contribute to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any such employee or officer of the Company.


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

3.19 INVESTMENT IN MERGER CONSIDERATION. Each of the Shareholders represents that, at Closing, he is acquiring the Merger Consideration for investment, without any view to the sale or further distribution of any part thereof. Each of Blevins and Shepperd recognizes that the Merger Consideration is highly speculative and that the risk of loss of all or a portion of any investment therein is high. Each of Blevins and Shepperd represents that he has adequate means for providing for current and future contingencies, has no need for liquidity with regard to investment in the Merger Consideration and is able to bear the economic risk of the investment therein including, but not limited to, complete loss of such investment or possible adverse tax consequences. There shall be placed on all certificates representing the shares of Common Stock issued to the Shareholders pursuant to this Merger Agreement all appropriate restrictive legends referencing the restrictions imposed by applicable securities laws. Each Shareholder hereby acknowledges and agrees that the Common Stock shall be subject to volume limitations or other restrictions provided in Rule 144 (or any successor provision thereto) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Each of Blevins and Shepperd represents, warrants and covenants that he will not dispose of any of the Merger Consideration being acquired pursuant to the Transactions unless and until (i) he has delivered to Parent an opinion of counsel in form and substance, and from counsel reasonably acceptable to counsel for Parent, to the effect that the contemplated transfer of the Merger Consideration is exempt from the registration requirements of and otherwise in compliance with the Securities Act and any applicable state securities laws or (ii) the shares of Common Stock representing such Merger Consideration have been validly registered with the SEC and any and all applicable state securities boards.

3.20 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company nor any officer, employee or agent of the Company, nor any other person acting on behalf of the Company, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any Person who is or may be in a position to help or hinder the Company's business (or assist the Company in connection with any actual or proposed transaction) which (a) might subject the Company or the Surviving Corporation to any material damage or penalty in any Action or which might have a material effect on the Company or its assets and properties, (b) if not given in the past, might have had a material effect on the Company's business or its assets and properties, or (c) if not continued in the future, might have a material effect on the Company or which might subject the Company or the Surviving Corporation to suit or penalty in any action.

3.21     DISCLOSURE.

                  (a) The Company has delivered or made available to Parent complete and accurate copies of all documents listed on the Disclosure Schedule delivered as a part hereof and all other information requested for deciding whether to consummate the Transactions hereby. No representation or warranty of the Company contained in this Agreement or statement in the schedules hereto contains any untrue statement. No representation or warranty of the Company, Blevins or Shepperd contained in this Agreement or statement in the schedules hereto omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.


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AGREEMENT AND PLAN OF MERGER-Page 14
New Visual Entertainment, Inc./New Wheel Technology, Inc.

                  (b) There is no fact known to the Company or the Shareholders which has specific application to Parent and which could have a Material Adverse Effect on the Company but which has not been set forth in this Agreement or the Disclosure Schedule.

                  (c) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the schedules in relation to a specifically identified representation or warranty), those in this Agreement shall control.

4.       REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent hereby represents and warrants to the Company and the Shareholders that the following are true and correct as of the date of this Agreement and will be true and correct (without limitation) through the Closing Date, regardless of what investigations, if any, the Company shall have made prior hereto or prior to the Closing:

         4.1 ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Merger Sub and Parent has full power and authority (corporate and otherwise) to execute, deliver and perform this Agreement (including, without limitation, execution, delivery and performance of the Operative Documents to which it is a party) and to consummate the Transactions. The execution and delivery by Parent and Merger Sub of this Agreement, and the consummation of the Transactions, have been duly and validly authorized by the respective Boards of Directors of Parent and Merger Sub and no other corporate proceedings on the part of either Parent or Merger Sub are necessary with respect thereto.

         4.3 CONSENTS AND APPROVALS. Except as set forth in or otherwise required by this Agreement or the Operative Documents, the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Transactions by them requires no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any Governmental Body or other Person.

         4.4 NO BROKERS. Neither Parent nor Merger Sub has employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Transactions.


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AGREEMENT AND PLAN OF MERGER-Page 15
New Visual Entertainment, Inc./New Wheel Technology, Inc.

         4.5 CAPITALIZATION. The authorized capital stock of Parent consists of
(i) 100,000,000 shares of Common Stock, of which as of January 31, 2000 , 69,693,529 shares of Common Stock are validly issued, fully paid and non-assessable, and (ii) 200,000,000 shares of preferred stock, par value $30.00 per share, of which no shares are outstanding. As of the date hereof, there are no shares of Common Stock held in the treasury of Parent. Except as disclosed on
SCHEDULE 4.5 hereto, there is no voting trust, shareholder's agreement or other voting arrangement between Parent and any of its shareholders. Except as disclosed on Schedule 4.5 hereto, or pursuant to the laws of Utah applicable to corporations generally, there are no restrictions, including, but not limited to, self-imposed restrictions, on the retained earnings of Parent or upon the ability of Parent to pay and declare dividends. As of the date hereof, Parent has issued stock options which, if exercised on the date hereof, would result in the issuance of an additional 400,000 shares of Common Stock. Parent intends to issue additional shares of Common Stock in the future without obtaining shareholder approval.

         4.6 INITIAL SHARES. The Initial Shares ( and, if applicable, the Additional Shares) to be issued to the Shareholders upon closing are validly issued and outstanding, fully paid and non-assessable. Parent has taken all corporate action that is necessary for Parent to complete the Transactions. The Initial Shares ( and if applicable, the Additional Shares) will be "restricted securities" as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and will not be registered with the Securities and Exchange Commission under the Securities Act.

         4.7 COMPLIANCE WITH FEDERAL AND STATE SECURITY AND TAX LAWS. Parent represents and warrants that as required it will satisfy all federal and state securities and tax regulations and/or laws, including but not limited to the filing of all necessary documents to effect or complete the Transactions.

         4.8 NO VIOLATIONS. The execution, delivery and performance of this Agreement by Parent, the consummation by Parent of the Transactions and compliance by Parent with any of the provisions hereof does not and will not (a) conflict with or result in any breach or violation of any provisions of the Articles of Incorporation or Bylaws of Parent, (b) result in a default, or give rise to any right of termination, cancellation or acceleration or loss of any material benefit or require the consent, approval, waiver or other action of any Person under the provisions of any note, bond, mortgage, indenture, license, trust, agreement, lease or other instrument or obligation to which Parent is a party or by which Parent may be bound, (c) result in the creation or imposition of any Lien on any of the Assets, (d) violate any Order, statute, rule or regulation applicable to Parent or (e) violate any territorial restriction on the business of Parent or any noncompetition or similar arrangement.

         4.9 INVESTIGATION OR LITIGATION; COMPLIANCE WITH LAWS. There is no material Proceeding pending or threatened against, relating to or affecting Parent. Parent is not subject to any currently existing proceeding by any Governmental Body. To Parent's knowledge, there is no basis for the assertion of any Proceeding by any Governmental Body or any Person regarding any violation of the Environmental Laws, federal or state securities laws, tax laws or other legal requirement which, if determined adversely to Parent, could have a Material Adverse Effect on Parent. Parent has complied with all applicable legal requirements.


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AGREEMENT AND PLAN OF MERGER-Page 16
New Visual Entertainment, Inc./New Wheel Technology, Inc.

         4.10 ABSENCE OF CHANGES. Since the filing of Parent's most recent report on Form 10-K, Parent has not (a) suffered or permitted to have occurred any event which had or could have had a material adverse effect that has not been disclosed or is public information; (b) incurred any Lien or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with prior practice, none of which Liens or liabilities, in any case or in the aggregate could have a material adverse effect on Parent or its stock value; (c) canceled or compromised any Debt or claim, or waived or released any right of substantial value; or (d) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any cause or in the aggregate, has had or could have had a material adverse effect.

5.       ADDITIONAL AGREEMENTS

         5.1 LITIGATION SUPPORT. In the event and for so long as any party hereto is actively contesting or defending any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand of third parties after the Closing in connection with (i) any transaction contemplated by this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing related to the Technology, each of the other parties shall cooperate in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefore hereunder).

         5.2 PUBLIC ANNOUNCEMENTS. The parties hereto agree to consult with each other prior to making any public announcement or other public disclosure concerning the Transactions, including to the existence of discussions regarding possible transactions and any of terms and conditions of such. Except as otherwise required by applicable law, neither party shall and shall not permit any of its respective Affiliates, agents or representatives, to make directly or indirectly a public announcement regarding the Transactions without the prior written consent of the other party, which consent shall not be unreasonably withheld. If a party is required by law to make any such disclosure, it must provide notice of such requirement, as soon as practicable, to the other party.


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AGREEMENT AND PLAN OF MERGER-Page 17
New Visual Entertainment, Inc./New Wheel Technology, Inc.

         5.3 CONFIDENTIALITY. Each party hereto agrees with respect to all technical, commercial and other information that is furnished or disclosed by the other parties, including, but not limited to, information regarding such party's (and its Affiliates') organization, personnel, business activities, customers, policies, assets, finances, costs, sales, revenues, technology, rights, obligations, liabilities and strategies (the "Information"), that (a) such Information is confidential and/or proprietary to the furnishing/disclosing party and entitled to and shall receive treatment as such by the receiving party; (b) the receiving party will hold in confidence and not disclose or use (except in respect of the Transactions) any such Information, treating such Information with the same degree of care and confidentiality as it accords its own confidential and proprietary information; PROVIDED, HOWEVER, that the receiving party shall not have any restrictive obligation with respect to any Information that (i) is contained in a printed publication available to the general public, (ii) is or becomes publicly known through no wrongful act or omission of the receiving party, or (iii) is known by the receiving party without any proprietary restrictions by the furnishing/disclosing party at the time of receipt of such Information; and (c) all such Information furnished to a party by another, unless otherwise specified in writing, shall remain the property of the furnishing/disclosing party unless acquired as an Asset in accordance herewith and, in the event this Agreement is terminated, shall be returned to it, together with any and all copies made thereof, upon request for such return by it (except for documents submitted to a Governmental Body with the consent of the furnishing/disclosing party or upon subpoena and that cannot be retrieved with reasonable effort), and each party shall confirm in writing to the others compliance with any such request. Each party hereto acknowledges that the remedy at law for any breach by a party of its obligations under this
Section is inadequate and that the other parties shall be entitled to equitable remedies, including injunctive relief, in the event of breach by any other party.

         5.4 APPROVAL OF THIRD PARTIES. As soon as practicable after the execution of this Agreement, the Company will use its best efforts to obtain all necessary approvals and consents of all third parties required on the part of the Company for the consummation of the Transactions (the "Third Party Consents"). Parent will reasonably cooperate with the Company in securing any necessary consents from, or in making any filings with or giving any notice to any third parties necessary for the Company to comply with this Section 5.4. Notwithstanding any other provision of this Agreement, to the extent that the assignment by the Company of any Asset to be assigned hereunder shall require the consent or approval of another party thereto, the consummation of the Transactions shall not constitute an assignment or attempt at an assignment thereof if such assignment or attempted assignment would constitute a breach thereof. If any Third Party Consent with respect to any one or more Asset is not obtained at or prior to Closing, each party hereto agrees to take whatever action may be necessary to provide Parent with the uninhibited benefits of such Asset, subject to the assumption by Parent of the Company's obligations thereunder.

         5.5      [RESERVED].

         5.6 NOTICE. The Company shall promptly give notice to Parent upon becoming aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event that would cause or constitute (or could reasonably be deemed to cause or constitute), any of their representations or warranties being or becoming untrue.

         5.7      [RESERVED].

         5.8 INFORMATION FOR TAX RETURNS. The Shareholders and Parent each agree to cooperate with the other after the Closing by providing the other, without any additional consideration, promptly upon request, such records and other information regarding the Transactions as may reasonably be requested from time to time by Parent in connection with the preparation or audit of its federal, state and local income and other Tax Returns, and audits, disputes, refund claims or litigation relating thereto. In such connection, each of the Shareholders and Parent will afford the other's representatives, including independent tax advisers and others, access to books and records or relating to the Transactions.

         5.9      [RESERVED]


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AGREEMENT AND PLAN OF MERGER-Page 18
New Visual Entertainment, Inc./New Wheel Technology, Inc.

         5.10 ADDITIONAL SHARES. Each of the Shareholders hereby agrees that he shall not dispose of any of the Additional Shares until the LATER to occur of
(a) that certain date one (1) year from the date the Additional Shares are released to the Shareholders by the Escrow Agent, and (b) the earliest date that any of the Additional Shares may be disposed of under the exemption provided by Rule 144 promulgated under the Securities Act; PROVIDED, HOWEVER, that upon the occurrence of the Budget Default Date, the Shareholders may dispose of any or all of the Additional Shares on the earliest date that any of the Additional Shares may be disposed of under the exemption provided by Rule 144 promulgated under the Securities Act.

         5.11 MAIL. Parent and the Shareholders each agree to promptly deliver to the other the original of any mail or other communication received by such party after the Closing Date which should properly be the property of the other. Parent and the Shareholders each further agree from and after the Closing Date to promptly deliver to the other any monies, checks or other instruments of payment to which the other party is entitled hereunder, together with a reasonable accounting therefor.

         5.12 EMPLOYMENT AGREEMENTS. Blevins and Shepperd have entered into Employment Agreements in substantially the form attached hereto as EXHIBIT A.

         5.13     GENERAL CONDITIONS.

                  (a) NO INJUNCTION. No court having jurisdiction shall have issued, to the knowledge of Parent or the Company, an injunction preventing the consummation of the Transactions that shall not have been stayed or dissolved at the Closing Date.

                  (b) PROCEEDINGS. All proceedings taken or to be taken in connection with the Transactions, and all documents incident thereto shall be reasonably satisfactory in form and substance to the parties and their counsel, and the parties and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the parties or their counsel may reasonably request.

         5.14 DEVELOPMENT BUDGET. Parent hereby agrees that either it, Merger Sub or one of its other Subsidiaries shall provide a development budget (the "Budget") of $1,500,000 for the continuation of the development of the Technology in the manner set forth on EXHIBIT C attached hereto, and Parent hereby represents and warrants that the Initial Funds are currently available to be utilized in accordance with the Budget. In the event that the Milestone Date is a date on or prior to the Termination Date, Parent hereby agrees that it shall provide an additional $750,000 to be allocated and spent in accordance with the Budget for the purpose of developing the Technology.

         5.15 BOARD SEAT. In the event that the Milestone Date is a date on or prior to the Termination Date, Parent hereby agrees to cause its Board of Directors to (a) increase the number of directors on its Board of Directors by at least one (1) director, and (b) nominate and appoint one designee of the Shareholders (the "Designee") to Parent's Board of Directors to serve until the Company's next annual meeting of stockholders. Thereafter, Parent agrees to cause its Board of Directors to nominate and recommend the Designee for election to Parent's Board of Directors at each successive annual meeting of Parent's shareholders, so long as the Shareholders own, in the aggregate, at least 6,000,000 shares of Common Stock (to be increased or decreased as required to make adjustments as a result of any stock dividends, stock splits, share combinations, exchanges for other shares of the Parent, recapitalizations or similar events necessitating a proportionate increase or reduction in such number so as to offset any effect of any of the foregoing events which causes a change in the Parent's capitalization).


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AGREEMENT AND PLAN OF MERGER-Page 19
New Visual Entertainment, Inc./New Wheel Technology, Inc.

6.       CLOSING.

         6.1 CLOSING DATE. The closing for the transactions contemplated by this Agreement (the "Closing") shall take place at the office of Secore & Waller, L.L.P., 13355 Noel Road, Suite 2290, Dallas, Texas 75240, or at such other time and place as the parties hereto shall specify, concurrently with the execution hereof (the "Closing Date"). On Closing Date, the Company and Merger Sub shall file the documents required by the Corporate Laws to effect the Merger. The Merger shall become effective at the close of business on the date of the Closing (the "Effective Time").

         6.2 COMPANY DELIVERIES. At the Closing, the Company and the Shareholders shall have delivered to Parent each of the following:

                  (a) COMPANY'S OFFICER'S CERTIFICATE. The Company shall have delivered to Parent an Officer's Certificate dated the Closing Date signed by an officer of the Company certifying to the due adoption by the Company's Board of Directors of the attached resolutions approving the execution and delivery of this Agreement and the consummation of the Transaction.

                  (b) CERTIFICATE OF GOOD STANDING. The Company shall cause to be delivered to the Company a currently effective Certificate of Good Standing from the Secretary of State of the State of California.

                  (c) OTHER MATTERS. The Company and the Shareholder shall have delivered to Parent, in form and substance reasonably satisfactory to counsel for Parent, such certificates and other evidence as Parent may reasonably request as to the satisfaction of the terms and conditions of this Agreement, including, but not limited to, (i) the surrender of properly endorsed certificates representing the Shares, (ii) executed copies of Employment Agreements from each of the Shareholders, and
         (iii) a copy of the Escrow Agreement executed by each of the Shareholders.

         6.3 PARENT DELIVERIES. At the Closing, Parent shall have delivered each of the following:

                  (a) PARENT'S OFFICER'S CERTIFICATE. Parent shall have delivered to the Company an Officer's Certificate dated the Closing Date signed by an officer of Parent certifying to the due adoption by Parent's Board of Directors of the attached resolutions approving the execution and delivery of this Agreement and the consummation of the Transaction.

                  (b) MERGER CONSIDERATION. As set forth in Section 2.4, Parent shall cause its transfer agent to deliver the Initial Shares to the Shareholders and the Additional Shares to the Escrow Agent within five
         (5) days of the closing.

                  (c) CERTIFICATE OF GOOD STANDING. Parent shall cause to be delivered to the Company a currently effective Certificate of Good Standing from the Secretary of State of the State of Utah with respect to Parent.


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

                  (d) OTHER MATTERS. Parent shall have delivered to the Company, in form and substance reasonably satisfactory to counsel for the Company, such certificates and other evidence as the Company may reasonably request as to the satisfaction of the terms and conditions of this Agreement contained in this Section 6.3.

7.       SURVIVAL AND INDEMNIFICATION; ARBITRATION

         7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations, warranties, covenants and agreements made by each party in this Agreement or in any attachment, exhibit, the Disclosure Schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the Closing for a period of (and claims based upon or arising out of such representations, warranties, covenants and agreements may be asserted at any time before the date which shall be) two (2) years following the Closing Date, except with respect to the representations and warranties set forth in Section 3.19, which shall survive until the expiration of the applicable statue of limitations (with extensions) with respect to the matters addressed in such sections, and except with respect to the representations and warranties set forth in Section 3.19, which shall survive indefinitely. Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

         7.2      INDEMNITY.

                  (a) Each of the Shareholders hereby agree to indemnify and hold Parent, its respective direct and indirect subsidiary corporations (including, but not limited to, Merger Sub) and each of their respective officers, directors, agents, attorneys and accountants ("Parent Indemnitees") harmless from any and all damages, losses (which shall include any diminution in value), liabilities (joint or several), payments, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including without limitation, reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors and of expert witnesses and costs of investigation and preparation) of any kind or nature whatsoever (collectively "Damages"), directly or indirectly resulting from, relating to or arising out of:

                           (i) any breach or nonperformance (partial or total)
                  of or inaccuracy in any representation or warranty or covenant or agreement of any of the Company or the Shareholders contained in any Operative Document;

                           (ii) the Transaction Expenses incurred by either the
                  Company or the Shareholders; and

                           (iii) any and all actions, Orders, assessments, fees
                  and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.


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

                  (b) the foregoing agreement to indemnify shall be in addition to any liability any Indemnitor (as hereinafter defined) may otherwise have, including liabilities arising under this Agreement.

         7.3 NO THIRD PARTY BENEFICIARIES. The foregoing indemnification is given solely for the purpose of protecting Parent Indemnitees and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right or cause of action upon, any other Person.

         7.4      [RESERVED]

         7.5      INDEMNIFICATION BY PARENT AND MERGER SUB.

                  (a) Parent and Merger Sub expressly and unequivocally agree to indemnify and hold harmless Shareholders and Company, its officers, directors, advisors, agents, attorneys and accountants ("Shareholder Indemnitees") harmless from any and all Damages, as defined in 7.2(a), directly or indirectly resulting from, relating to or arising out of, howsoever caused, regardless of responsibility or negligence, as follows:

                           (i) any breach or nonperformance (partial or total)
                  of or inaccuracy in any representation or warranty or covenant or agreement of any of the Parent or Merger Sub;

                           (ii) any claim by any Person, including Jack Robinson
                  and/or Astounding.com, including, but not limited to claims for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Parent (or any Person acting on its behalf) or Shareholders in connection with any of the Transactions, PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, no Person shall be indemnified hereunder for any breach of any representation or warranty made in any of the Operative Documents;

                           (iii) the Transaction Expenses incurred by either the
                  Parent or Merger Sub;

                           (iv) any claim by Parent's shareholders or other
                  Person regarding the Transaction resulting from the requirements of Parent and/or Merger Sub, their agents, attorneys or advisors, relating to either Merger Sub's acquisition of the Technology or the form of Company's previous acquisition of the Technology from the Shareholders;

                           (v) any liability, claim, demand, tax, fee, cost,
                  assessment and/or penalty levied by a governmental agency related to the transaction, except Shareholder's personal tax liabilities;

                           (vi) any and all actions, Orders, assessments, fees
                  and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.


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

                  (b) the foregoing agreement to indemnify shall be in addition to any liability any Indemnitor (as hereinafter defined) may otherwise have, including liabilities arising under this Agreement.

         7.6 PROCEDURE FOR INDEMNIFICATION. Promptly after receipt by an indemnified party under Article 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Article 7, give notice (each an "Indemnification Notice") to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give an Indemnification Notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. If an indemnifying party assumes the defense of such an action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld) unless
(i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). If notice is given to an indemnifying party of the commencement of any action and it does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action may adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).


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

         7.7      ARBITRATION.

                  (a) It is understood and agreed between the parties hereto that any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (including, but not limited to, tort and contract claims, and claims upon any law, statute, order or regulation) (hereinafter "Transaction Claims") arising out of, in connection with or in relation to (i) the interpretation, performance or breach of this Agreement, (ii) the arbitrability of any Transaction Claims under this Agreement, or (iii) any relationship before, at the time of entering into, during the term of or upon or after expiration or termination of this Agreement, between the parties hereto, shall be resolved by final and binding arbitration administered by a single arbitrator to be agreed upon by the parties or, if the parties cannot agree upon an arbitrator within five (5) days, a single arbitrator which shall be appointed by the American Arbitration Association (in either case, the "Arbitrator").

                  (b) All Transaction Claims shall be filed before the Arbitrator. Neither party nor the Arbitrator shall disclose the existence, content or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this Section 7.7. The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of California, or federal law, or both, as applicable. The Arbitrator is without jurisdiction to apply any different substantive law. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The Arbitrator shall render an award and a written, reasoned opinion in support thereof. Such award shall include reasonable attorneys' fees to the prevailing party. Judgment upon the award may be entered in any court having jurisdiction thereof.

                  (c) Adherence to this dispute resolution process shall not limit the parties' rights to obtain any provisional remedy, including without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests. Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Transaction Claims arising out of or relating to this Agreement.

                  (d) This dispute resolution process shall survive the termination of this Agreement. If any provision in this Section 7.7 is adjudged to be void or otherwise unenforceable, in whole or in part, such adjudication shall not affect the validity of the remainder of this Section. The parties expressly acknowledge that by signing this Agreement, they are giving up their respective rights to a jury trial.

8.       GENERAL PROVISIONS AND OTHER AGREEMENTS

         8.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if and when delivered personally or sent by a recognized next business day courier to the following persons at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      If to Parent:

                                    New Visual Entertainment, Inc.
                                    827 Brighton Court
                                    San Diego, CA 92109
                                    Attention: Ray Willenberg, Jr.



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

                           with a copy to:

                                    Secore & Waller, L.L.P.
                                    13355 Noel Road, Suite 2290
                                    Dallas, Texas 75240
                                    Attention: Matthew O. Haltom

                  (b)      If to the Company:
                                    New Wheel Technology, Inc.
                                    1811 Santa Rita Road, #216
                                    Pleasanton, California 94566

                  (c)       If to the Shareholders:

                                    Alan Blevins
                                    1207 Soda Canyon Road
                                    Napa, California 94558

                                    Michael Shepperd
                                    1811 Santa Rita Road, #216
                                    Pleasanton, California 94566

                           with a copy to:

                                    Hal Reiland, Esq.
                                    Reiland & Reiland
                                    4713 First Street, Suite 205
                                    Pleasanton, CA 94566

         8.2 FEES AND EXPENSES. Each of the Shareholders, the Company, Merger Sub and Parent shall each pay all of its own fees, costs and expenses (including without limitation, those of accountants and appraisers) incurred in connection with or related to the preparation, negotiation, execution, delivery, satisfaction, compliance and consummation of this Agreement and the Transactions contemplated hereby and the closing conditions hereunder.

         8.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof," "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Terms used in the plural include the singular, and vice versa, unless the context otherwise requires.

         8.4 COUNTERPARTS. This Agreement may be executed by facsimile in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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

         8.5 PARENT. Parent may, at its option, cause any wholly owned subsidiary of Parent to perform each of the other obligations of Parent hereunder upon written notice to such effect to the Company prior to Closing. No such assignment shall relieve Parent of its obligations hereunder.

         8.6 CONSENT OF SHEPPERD AND BLEVINS. By their execution of this Agreement, Blevins and Shepperd, in their capacities as the Shareholders of New Wheel Technology, Inc., consent and agree to each of the transactions contemplated herein. To the extent that either Blevins or Shepperd has retained any right, title or interest in the Technology, each hereby assigns such right, title or interest to the Surviving Corporation.

         8.7 MISCELLANEOUS. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to and shall not confer upon any other person any rights or remedies hereunder or otherwise with respect to the subject matter hereof, except for rights that may expressly arise as a consequence of the Transactions; (c) may not be assigned by operation of law or otherwise; (d) has been drafted by all of the parties to this Agreement and should not be construed against any of the parties hereto; and (e) shall be governed in all respects, including validity, interpretation and effect by the substantive laws of the State of California without regard to conflict of law provisions.

         8.8 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other document or instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document or instrument.

         8.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, notwithstanding the choice of law principles thereof.

         8.10 CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or questions of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         8.11 FUTURE ACTIONS. Each of the Shareholders agree that at any time and from time to time they will promptly execute and deliver to Parent all further instruments and documents and take all further action that may be reasonably necessary, or that Parent may reasonably request, in order to carry out the purpose and intent of this Agreement and the Operative Documents.


                            [SIGNATURE PAGE FOLLOWS]


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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

                                            NEW VISUAL ENTERTAINMENT, INC.


                                            By:  /S/ RAY WILLENBERG, JR.
                                                 -------------------------------
                                                     Name: Ray Willenberg, Jr.
                                                     Title: President


                                            ASTOUNDING ACQUISITION CORPORATION

                                            By:  /S/ RAY WILLENBERG, JR.
                                                 -------------------------------
                                                     Name: Ray Willenberg, Jr.
                                                     Title: President


                                            NEW WHEEL TECHNOLOGY, INC.


                                            By:  /S/ ALLAN BLEVINS
                                                 -------------------------------
                                                     Name: Allan Blevins
                                                     Title: President



                                                 /S/ ALLAN BLEVINS
                                            ------------------------------------
                                            ALLAN BLEVINS, Individually



                                                 /S/ MICHAEL SHEPPERD
                                           -------------------------------------
                                           MICHAEL SHEPPERD, Individually


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